Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8, which was filed with the Commission as number 333-172865, of our report dated May 13, 2011 covering the consolidated financial statements of Augme Technologies, Inc. for the year ended February 28, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Freedman & Goldberg, CPA’s P.C.

Farmington Hills, MI
May 13, 2011